                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-36643) and Form S-3 (No. 333-44851) of our report dated June 28, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 28, 1999 relating to the financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Chicago, Illinois
August 27, 1999